UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2007

SMITHFIELD FOODS, INC.

(Exact name of Registrant as Specified in Charter)

Virginia	1-15321	52-0845861
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Smithfield Foods, Inc. (“Smithfield”) has been informed by Premium Standard Farms, Inc. (“PSF”) that its common stockholders have approved the merger agreement with Smithfield at a special meeting held today, Friday, February 23, 2007. As a result of the merger, PSF will become a wholly-owned subsidiary of Smithfield.

PSF has informed Smithfield that approximately 86% of the PSF outstanding shares entitled to vote at the special meeting were voted in favor of adoption of the merger agreement. The closing of the merger remains subject to satisfaction of all other closing conditions, including the receipt of governmental approvals.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMITHFIELD FOODS, INC.
(Registrant)

Date: February 23, 2007	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary